Uber Announces Proposed Private Placement of
$1.0 Billion of Exchangeable Senior Notes

Exchangeable for Class A Common Stock of Aurora Innovation, Inc.

SAN FRANCISCO, May 13, 2025 – Uber Technologies, Inc. (NYSE: UBER) today announced that it intends to offer, subject to market conditions and other factors, $1.0 billion principal amount of Exchangeable Senior Notes due 2028 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Uber also intends to grant the initial purchaser of the notes an option to purchase up to an additional $150 million principal amount of the notes.

The notes will be exchangeable into cash, or, subject to the satisfaction of certain share delivery conditions, units of reference property, or a combination of cash and units of reference property, at Uber’s election. Initially, each unit of reference property will be comprised of one share of Class A common stock, par value $0.00001 per share, of Aurora Innovation, Inc. (“Aurora common stock”). The interest rate, initial exchange rate, repurchase rights, redemption rights and other terms of the notes will be determined at the time of pricing of the offering.

The notes will be Uber’s senior obligations and will be secured by first-priority liens on certain pledged reference property held by Uber’s indirect wholly owned subsidiary, Neben Holdings, LLC (“Neben”) (which pledged reference property will initially consist of the maximum number of shares of Aurora common stock deliverable upon exchange of the notes). The notes will be guaranteed by Neben on a limited recourse basis to the extent of the pledged reference property.

Uber intends to use the net proceeds from the offering for general corporate purposes, which may include strategic investments, although Uber has not designated any specific uses at this time.

Neither the notes, nor the guarantee, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the proposed terms of the notes, the completion, timing and size of the proposed offering of the notes and the anticipated use of proceeds from the offering. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Uber’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, among others, uncertainties and other factors relating to the intended use of proceeds from the offering and sale of the notes, market risks, trends and conditions. These and other risks are more fully described in Uber’s Securities and Exchange Commission (“SEC”) filings and reports, including in the section titled “Risk Factors” in its Quarterly Report on Form 10-Q for the three months ended March 31, 2025 and other filings that Uber makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov. All information provided in this press release is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that Uber believes to be reasonable as of such date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to Uber on the date hereof. Except as required by law, Uber disclaims any obligation to update these forward-looking statements as a result of new information, future events, changes in expectations or otherwise.

About Uber

Uber’s mission is to create opportunity through movement. We started in 2010 to solve a simple problem: how do you get access to a ride at the touch of a button? More than 61 billion trips later, we’re building products to get people closer to where they want to be. By changing how people, food, and things move through cities, Uber is a platform that opens up the world to new possibilities.

Investor Contact:

investor@uber.com

Media Contact:

press@uber.com